Exhibit 99.1

Investor Contact:
Lindsey Opsahl
SEI
+1 610-676-4052
lopsahl@seic.com
Pages:    1

FOR IMMEDIATE RELEASE

SEI Declares Dividend of $0.30 Per Share

OAKS, Pa., Dec. 12, 2017 – The Board of Directors of SEI Investments Company (NASDAQ: SEIC) today declared a regular semi-annual dividend of $0.30 (thirty cents) per share, a $0.02 (two cents), or 7% (seven percent), increase compared to its last regular semi-annual dividend. The cash dividend will be payable to shareholders of record on December 27, 2017, with a payment date of January 8, 2018.

About SEI
SEI (NASDAQ:SEIC) is a leading global provider of investment processing, investment management, and investment operations solutions that help corporations, financial institutions, financial advisors, and ultra-high-net-worth families create and manage wealth. As of September 30, 2017, through its subsidiaries and partnerships in which the company has a significant interest, SEI manages, advises or administers $845 billion in hedge, private equity, mutual fund and pooled or separately managed assets, including $325 billion in assets under management and $516 billion in client assets under administration. For more information, visit seic.com.

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